CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 6 to Registration Statement No. 333-83362 of Sun Life of Canada (U.S.) Variable Account F on Form N-4 of our report dated April 22, 2004 accompanying the financial statements of All-Star, All-Star Freedom, All-Star Traditions and All-Star Extra Sub-Accounts included in Sun Life of Canada (U.S.) Variable Account F, to the incorporation by reference of; our report dated April 22, 2004 accompanying the financial statements of Regatta, Regatta Gold, Regatta Classic, Regatta Platinum, Regatta Extra, Regatta Access, Regatta Choice, Regatta Flex Four, Regatta Flex II, Regatta Choice II, Regatta Masters Extra, Regatta Masters Choice, Regatta Masters Access and Regatta Masters Flex Sub-Accounts included in Sun Life of Canada (U.S.) Variable Account, and to the incorporation by reference of; and our report dated March 29, 2004 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of provisions of Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," effective January 1, 2001, the adoption of provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," effective January 1, 2002, and the adoption of provisions of FASB Interpretation No. 46, "Consolidation of Variable Interest Entities," effective October 1, 2003, described in Note 1) accompanying the consolidated financial statements of Sun Life Assurance Company of Canada (U.S.).

Deloitte & Touche LLP

Boston, Massachusetts
May 28, 2004